United States
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2010

NORTH VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA	96001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2010, North Valley Bancorp (the “Company”), a California corporation and the parent of North Valley Bank, a California banking corporation, filed a Certificate of Amendment of the Amended and Restated Articles of Incorporation of North Valley Bancorp with the California Secretary of State. The sole purpose of the amendment was to give effect to the one-for-five reverse stock split approved by the shareholders on July 16, 2010. As approved by the Board of Directors of the Company, and as stated in the Amendment, the one-for-five reverse stock split is effective as of 5:00 p.m. Pacific Time on December 28, 2010 (the “Effective Date”).

The Company’s trading symbol on the NASDAQ Global Select Market is “NOVB.” For a period of 20 trading days after the Effective Date, in order to reflect completion of the one-for-five reverse stock split, NASDAQ is expected to append the character “D” to the Company’s trading symbol so it will appear as “NOVBD.” In addition, the shares of common stock will trade under a new CUSIP number after the Effective Date.

A copy of the Certificate of Amendment of the Amended and Restated Articles of Incorporation of North Valley Bancorp is filed as Exhibit 99.181 to this Current Report and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.181 Certificate of Amendment of the Amended and Restated Articles of Incorporation of North Valley Bancorp, filed with the California Secretary of State on December 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: December 28, 2010	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer